UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2007

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 16, 2007, Fifth Third Bancorp and First Charter Corporation announced that they entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which First Charter Corporation will merge with and into Fifth Third (the “Merger”).

As a result of the Merger, each issued and outstanding share of First Charter (excluding shares owned by Fifth Third or First Charter) will be converted into the right to receive, subject to proration as described below, either (i) shares of Fifth Third common stock worth $31.00 or (ii) $31.00 in cash, as elected by holders of First Charter common stock. This election is subject to the limitation that 70% of the outstanding shares of First Charter common stock be exchanged for Fifth Third common stock and 30% for cash, with proration to be applied in the event of oversubscription. Consummation of the Merger will result in the First Charter common stock ceasing to be listed on the Nasdaq Global Select Market and the termination of the registration of such securities pursuant to the Securities Exchange Act of 1934.

The Agreement contains certain termination rights for both Fifth Third and First Charter, and, further, provides that, upon the termination of the Agreement under specified circumstances relating to First Charter entering into an alternative transaction with another party, First Charter may be required to pay to Fifth Third a termination fee of $32.5 million. First Charter has taken all necessary action to amend that certain Stockholder Protection Rights Agreement dated as of July 19, 2000 between First Charter and Registrar and Transfer Company (the “Rights Agreement”), so that this transaction between Fifth Third and First Charter shall not trigger any rights thereunder, and to provide that the Rights Agreement shall terminate at or before the effective time of the Merger.

The transaction is subject to regulatory approval and approval of holders of 75% of the outstanding shares of First Charter Common Stock. The transaction is expected to close in the first quarter of 2008.

A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1 and incorporated herein. A copy of the website presentation related to the Agreement is attached hereto as Exhibit 99.2 and incorporated herein. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits:

99.1	Press release dated August 16, 2007

99.2	Website presentation dated August 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP (Registrant)

August 16, 2007	/s/ Christopher G. Marshall
Christopher G. Marshall Executive Vice President and Chief Financial Officer